Exhibit 99.1

The Fresh Market, Inc.

Schedule of Unaudited Financial and Operational Data for the

Periods ended May 2, 2010, August 1, 2010, October 31, 2010 and January 30, 2011

In January 2011, The Fresh Market, Inc. (the “Company”) changed its fiscal year from a calendar year ending on December 31 to a fiscal year ending on the last Sunday of January. This change to its fiscal year resulted in a thirty day transition period that ended on January 30, 2011 (the “Transition Period”). Fiscal 2011 began on January 31, 2011 and each of the Company’s quarters within a fiscal year now consists of a thirteen week period. The Company’s first quarter of fiscal 2011 ended on May 1, 2011 and its remaining quarters during fiscal 2011 end on July 31, 2011, October 30, 2011 and January 29, 2012. As a result of the change to a fiscal year, the Company’s historical 2010 quarters are not comparable to the quarters in fiscal 2011. For example, the Company’s historical first quarter of 2010 ended on March 28, 2010, while the Company’s first quarter of fiscal 2011 ended on May 1, 2011. The Company released first quarter earnings for fiscal 2011 on June 2, 2011 and, in connection with reporting these results and filing its Quarterly Report on Form 10-Q, the Company recast the first quarter of 2010 to present results for the thirteen week period commencing on February 1, 2010 and ending on May 2, 2010. The Company expects to recast the second, third and fourth quarters of 2010 to present financial results for the thirteen week periods ending August 1, 2010, October 31, 2010 and January 30, 2011 and report these recast results in connection with reporting its second, third and fourth quarter earnings of fiscal 2011. The recast second and third quarters of 2010 will also be included in the Company’s Quarterly Reports on Form 10-Q for the second and third quarters of fiscal 2011. The Company will include financial statements as of and for the calendar year-ended December 31, 2010 and as of and for the Transition Period ended January 30, 2011 in its Annual Report on Form 10-K for the fiscal year-ended January 29, 2012 and will not include full year recast financial statements for the period ended January 30, 2011 in the fiscal 2011 Form 10-K.

In advance of reporting the recast results for the remaining quarters of 2010 in upcoming earnings releases, the Company is furnishing a Schedule of Unaudited Financial and Operational Data for the thirteen week periods ended May 2, 2010, August 1, 2010, October 31, 2010 and January 30, 2011 (the “Recast 2010 Periods”). The Schedule of Unaudited Financial and Operational Data sets forth financial information, including net income and earnings per share, as well as pro forma financial information, determined in accordance with US generally accepted accounting principles (“GAAP”).

The Schedule of Unaudited Financial and Operational Data also includes financial measures not prepared in accordance with GAAP. The Company’s financial results determined in accordance with GAAP for the recast thirteen week period ended January 30, 2011 that are included in the Schedule of Unaudited Financial and Operational Data reflect certain expenses that affect the comparability of the Company’s results for the recast quarterly period. Specifically, results for the recast thirteen week period ended January 30, 2011 include (i) share-based compensation and related payroll tax expenses arising from the vesting of equity awards at the time of the Company’s initial public offering in November 2010; and (ii) income tax charges incurred in order to establish a beginning deferred tax balance arising from the Company’s conversion from an S-corporation that generally did not incur or pay corporate level income taxes to a C-corporation that incurs and pays corporate level income taxes ( collectively, “IPO-related charges”). The non-GAAP financial measures presented on the Schedule of Unaudited Financial and Operational Data exclude these IPO-related charges, which are enumerated on such Schedule.

The Company believes that the non-GAAP financial measures included in the Schedule of Unaudited Financial and Operational Data provide useful supplemental information to analysts and investors regarding certain financial and business trends relating to the Company’s results of operations and liquidity. In addition, management regularly uses non-GAAP financial measures internally to review the Company’s financial results and evaluate its business operations. The Company has provided adjusted net income and related adjusted earnings per share, which are non-GAAP financial measures, for the Recast 2010 Periods in order to eliminate the effect on operating results of the IPO-related charges. The Company believes that the presentation of adjusted net income and related adjusted earnings per share for the Recast 2010 Periods facilitates an understanding of the Company’s operations without the one-time impact associated with the initial public offering. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the Schedule of Unaudited Financial and Operational Data which sets forth the financial information, including the pro forma financial information, prepared in accordance with GAAP, the adjustments for the IPO-related charges and the resulting non-GAAP financial measures.

The financial measures for the first, second and third Recast 2010 Periods also give effect to pro forma adjustments to show results as if the Company had been taxed as a C-corporation for all of the periods presented.

The Schedule of Unaudited Financial and Operational Data is not intended as a substitute for the recast 2010 quarterly financial statements that will be reported in the Company’s earnings releases for the second, third and fourth quarters of fiscal 2011. Although the Company currently expects that such recast 2010 quarterly financial statements will be consistent with the financial information presented in the Schedule of Unaudited Financial and Operational Data, the Company can not assure you that differences will not arise between the financial information included in the Schedule and the recast 2010 quarterly financial statements. The Company’s management and its independent public accountants will continue to perform and complete various procedures in connection with the Company’s fiscal 2011 quarterly reporting processes. These procedures will include procedures with respect to the recast 2010 quarterly financial statements that may result in differences from the financial information set forth in the Schedule of Unaudited Financial and Operational Data. For example, differences that may arise in connection with preparing the recast 2010 quarterly financial statements include differences due to the manner in which various end of period adjustments are allocated among the quarters, as well as differences arising from reclassification of items set forth on the balance sheet.

The Fresh Market, Inc.

Schedule of Unaudited Financial and Operational Data

	For the Thirteen Week Period Ended (1)
	May 2, 2010		August 1, 2010		October 31, 2010		January 30, 2011
	(dollars in thousands, except share and per share amounts)

Financial Data:
Sales	$240,464	100.0%	$228,377	100.0%	$235,768	100.0%	$275,794	100.0%
Cost of goods sold	160,141	66.6%	155,968	68.3%	158,974	67.4%	184,261	66.8%

Gross profit	80,323	33.4%	72,409	31.7%	76,794	32.6%	91,533	33.2%
Selling, general and administrative expenses (2)	51,846	21.6%	51,909	22.7%	55,000	23.3%	87,200	31.6%
Store closure and exit costs	260	0.1%	169	0.1%	217	0.1%	129	0.0%
Depreciation	7,668	3.2%	8,481	3.7%	8,525	3.6%	8,809	3.2%

Income (loss) from operations	20,549	8.5%	11,850	5.2%	13,052	5.5%	(4,605)	(1.7)%
Interest expense	643	0.3%	553	0.2%	536	0.2%	477	0.2%
Other income	(165)	(0.1)%	—	0.0%	—	0.0%	(6)	(0.0)%

Income (loss) before provision for income taxes	20,071	8.3%	11,297	4.9%	12,516	5.3%	(5,076)	(1.8)%
Recognition of net deferred tax liabilities upon C-corporation conversion (3)	—	0.0%	—	0.0%	—	0.0%	19,125	6.9%
Tax provision (benefit)	175	0.1%	(3)	(0.0)%	125	0.1%	(1,952)	(0.7)%

Net income (loss)	$19,896	8.3%	$11,300	4.9%	$12,391	5.3%	$(22,249)	(8.1)%

Net income (loss) per share
Basic and diluted	$0.41		$0.24		$0.26		$(0.46)

Shares used in computation of net income (loss) per share,
Basic and diluted (4)	47,991,045		47,991,045		47,991,045		47,991,045

Pro Forma Data:
Income before provision for income taxes	$20,071	8.3%	$11,297	4.9%	$12,516	5.3%
Pro forma tax provision (5)	7,832	3.3%	4,408	1.9%	4,884	2.1%

Pro forma net income (5)	$12,239	5.1%	$6,889	3.0%	$7,632	3.2%

Pro forma net income per share
Basic and diluted	$0.26		$0.14		$0.16

Adjusted Data: (6)
Net loss							$(22,249)	(8.1)%
Share-based compensation expense, net of tax (2)							17,575	6.4%
Recognition of net deferred tax liabilities upon C-corporation conversion (3)							19,125	6.9%

Adjusted net income							$14,451	5.2%

Adjusted net income per share
Basic and diluted							$0.30

Shares used in computation of adjusted net income per share,
Basic							47,991,045
Diluted							48,084,262

Percentage totals in the above table may not equal the sum of the components due to rounding.

	For the Thirteen Week Period Ended (1)
	May 2, 2010	August 1, 2010	October 31, 2010	January 30, 2011

Other Operating Data:
Number of stores at end of period	95	95	100	100
Comparable store sales growth for period (7)	5.7%	4.1%	5.3%	5.0%
Gross square footage at end of period (in thousands) (8)	2,024	2,029	2,131	2,131

(1)	In January 2011, our Board of Directors approved a change in our year from a calendar year ending on December 31 to a fiscal year ending on the last Sunday of January commencing with fiscal 2011. As a result of the change to a fiscal year, our fiscal periods also end on different dates from prior reported periods. Accordingly, we have recast our 2010 fiscal period financial information so that the periods of fiscal 2010 are comparable to the periods of fiscal 2011.
(2)	In November 2010, we recorded share-based compensation and related payroll tax expenses of $28.8 million or $17.6 million, net of tax, in connection with our initial public offering.
(3)	In November 2010, we recorded a $19.1 million charge to recognize a net deferred tax liability resulting from our conversion from an S-corporation to a C-corporation in connection with our initial public offering.
(4)	The effect of the dilutive options for the fiscal period ended January 30, 2011 was excluded because it would be antidilutive.
(5)	Prior to November 2010, we were treated as an S-corporation for U.S. federal income tax purposes. As a result, our income was not subject to U.S. federal income taxes or state income taxes where S-corporation status was recognized. In general, the corporate income or loss of the S-corporation was allocated to the stockholders for inclusion in their personal federal income tax returns and state income tax returns in those states where S-corporation status was recognized. We terminated our S-corporation status and converted to a C-corporation in November 2010 in connection with our initial public offering, and we are now subject to additional entity-level taxes that will be reflected in our financial statements. The pro forma provision for income taxes reflects combined federal and state income taxes on a pro forma basis, as if we had been treated as a C-corporation, using a blended statutory federal and state income tax rate of 39.0 % for the first three periods of fiscal 2010. This tax rate reflects the sum of the federal statutory rate and a blended state rate based on our calculation of income apportioned to each state.
(6)	In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, the Company is also presenting results on an “adjusted” basis in order for the recast period ended January 30, 2011 to exclude the impact of certain initial public offering related charges and the tax effect of converting from an S-corporation to a C-corporation in connection with our initial public offering. These measures are not in accordance with, or an alternative to, U.S. GAAP. Adjusted results are non-GAAP financial measures. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to the Company’s results of operations and financial condition. We believe that the presentation of adjusted financial results facilitates an understanding of our operations without the one-time impact associated with the initial public offering. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.
(7)	Our practice is to include sales from a store in comparable store sales beginning on the first day of the sixteenth full month following the store’s opening. When a store that is included in comparable store sales is remodeled or relocated, we continue to consider sales from that store to be comparable store sales. There may be variations in the way that our competitors calculate comparable or “same store” sales. As a result, data in this Form 8-K regarding our comparable store sales may not be comparable to similar data made available by our competitors.
(8)	For the period ending August 1, 2010, we executed a new lease for one of our existing stores and took on additional square footage that was incorporated into the remodel for that location.

The preceding information provides a tabular presentation of the non-GAAP financial measures including a reconciliation to U.S. GAAP net income, which the Company believes to be the most directly comparable U.S. GAAP financial measure.

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